EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of April 24, 2013 between LiveWire Ergogenics Inc., a Nevada corporation (the “Company”), and Marc J. Ross (the “Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain SEC-related legal services in connection with its business (the “Services”) on a fixed fee basis, and the Consultant has agreed to provide the Company with the Services through June 15, 2013; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such Services through the payment to the Consultant of a fixed fee of 2,500,000 shares of its common stock, par value $0.0001 per share (the “Shares”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company shall issue 2,500,000 Shares to the Consultant, as consideration for the Services rendered through June 15, 2013.  The Company shall register all 2,500,000 Shares on a Form S-8 under this Compensation Agreement.  The registration statement shall be filed promptly following the execution of this Compensation Agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the parties as of the date first above written.

CONSULTANT

By:
Marc J. Ross

The Company:

LIVEWIRE ERGOGENICS INC.

By:
William J. Hodson
Chief Executive officer